Exhibit 10.23

INHIBRX, INC.
AMENDMENT TO CONVERTIBLE PROMISSORY NOTE
This AMENDMENT (the “Amendment”) to that certain Convertible Promissory Note listed on Schedule A hereto (the “Note”) issued pursuant to the terms of that certain Note Purchase Agreement by and among the Inhibrx, Inc., a Delaware corporation (the “Company”) and DRAGSA 50 LLC (the “Investor”), dated as of May 20, 2019 (the “Purchase Agreement”), is entered into as of April 6, 2020, by and between the Company and the Investor. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Note.
WHEREAS, the Note provides that the principal sum of the Note or such lesser amount as shall then equal the outstanding principal amount of the Note, together with interest accrued on the unpaid principal amount, shall be due and payable in full by the Company to the Investor on the Maturity Date (or such earlier date as may be required or permitted by the Note);
WHEREAS, the Note provides that the Note shall be at least pari passu in right of payment with all other unsecured, unsubordinated obligations of the Company;
WHEREAS, pursuant to Section 9.7 of the Note, the Note may be amended and provisions be waived by the Investor and the Company as provided in Section 8.8 of the Purchase Agreement;
WHEREAS, pursuant to Section 8.8 of the Purchase Agreement, any term of the Purchase Agreement and the Note may be amended and the observance of any term of the Purchase Agreement and the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor;
WHEREAS, the Company and the Investor desire to amend and restate the definition of “Maturity Date” under the Note, Section 1 (‘Definitions’) of the Note, the definition of “Conversion Price” under the Note, Section 4 (‘Note Pari Passu; Application of Payments’) of the Note, Section 6.2.4 (‘Extraordinary Event Conversion’) of the Note and Section 9.3 (‘Transfer’) of the Note as set forth below.
NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:
1.    Amendment to Maturity Date.  The definition of “Maturity Date” under the Note shall be amended and restated in its entirety to read as follows:
“Maturity Date” means the earliest of (a) March 31, 2022, (b) the consummation of a Deemed Liquidation Event or Reverse Merger, or (c) the time at which the Balance of this Note is due and payable upon an Event of Default; provided, however, that if the Event of Default is capable of being, and is, cured as permitted in this Note, the Maturity Date shall not thereafter be deemed to have occurred with regard to such Event of Default under this clause (c).”
2.    Amendment to Section 1.  Section 1 (‘Definitions’) of the Note shall be amended and restated to add the following definitions:
“2020 Notes” means all convertible promissory notes issued pursuant to that certain Note Purchase Agreement, dated as of April 6, 2020, by the Company.
“Applicable Conversion” means (i) with respect to the Note as applicable, a Mandatory Financing Conversion, an Optional Financing Conversion, a Maturity Date Conversion, an Extraordinary Event Conversion or a Qualified IPO Conversion or (ii) with respect to the 2020 Notes as applicable, a Mandatory Financing Conversion, an Optional Financing Conversion, a Maturity Date Conversion,

an Extraordinary Event Conversion or a Qualified IPO Conversion as such terms are defined in the 2020 Notes.
“Post-Money Note Conversion Shares” means with respect to the Applicable Conversion, (i) shares issuable upon the conversion of the Note, (ii) shares issuable upon the conversion of the 2020 Notes, (iii) if applicable, the further conversion of the Conversion Shares (as defined herein) issued upon such conversion of the Note and (iv) if applicable, the Conversion Shares (as defined in the 2020 Notes) issued upon such conversion of the 2020 Notes.
“Reverse Merger” means the consummation of a transaction in which the Company receives at least $75,000,000 in net cash proceeds, which proceeds shall be unrestricted and available for general corporate purposes, by merging with an existing public company in order to gain public company status.
3.    Amendment to Conversion Price.  The definition of “Conversion Price” under the Note shall be amended and restated in its entirety to read as follows:
“Conversion Price” means:
(a) with respect to a Mandatory Financing Conversion (as defined below), the lesser of (i) the price per share of the equity securities sold by the Company in a Mandatory Financing (as defined below), multiplied by the Discount Factor (as defined below), and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of immediately prior to the closing of such Mandatory Financing, on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the conversion and/or exercise as of the closing of such Mandatory Financing (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for Common Stock, whether or not issuable, convertible or then subject to vesting or other conditions upon such conversion or exercise; but specifically excluding (i) shares issued in the Mandatory Financing and (ii) the Post-Money Note Conversion Shares with respect to such Conversion, (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, including any increase thereto contemplated in connection with the Mandatory Financing, and (C) any other equity securities included in the denominator for determining the price per share of the Mandatory Conversion Securities (as defined below), but specifically excluding shares issued by the Company in the Mandatory Financing;
(b) with respect to an Optional Financing Conversion (as defined below), the lesser of (i) the price per share of the equity securities sold by the Company in an Optional Financing (as defined below) (or in the case of a Direct Listing (as defined below), the first closing price of the equity securities on their first trading day), multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of immediately prior to the closing of such Optional Financing, on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of such Optional Financing (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for such Common Stock, whether or not issued, convertible or then subject to vesting or other conditions upon such conversion or exercise; but specifically excluding (i) shares issued in such bona fide equity financing and (ii) the Post-Money Note Conversion Shares with respect to such Conversion, (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, including any increase thereto contemplated in connection with the applicable financing, and (C) any other equity securities included in the denominator for determining the price per share of the equity securities sold by the Company in the applicable bona fide equity financing, but specifically excluding shares issued by the Company in the applicable financing itself;

(c) with respect to a Maturity Date Conversion (as defined below), the lesser of (i) the lowest price per share at which the Company issued the Company’s then-most Senior equity securities, multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of such Maturity Date Conversion on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the Maturity Date (and immediately prior to the conversion of the Note) of all other securities (outstanding and promised) that are then so convertible into and/or exercisable for such Common Stock, whether or not issued, convertible or then subject to vesting or other conditions upon such conversion or exercise); but specifically excluding the Post-Money Note Conversion Shares with respect to such Conversion, and (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans as of such Maturity Date Conversion;
(d) with respect to an Extraordinary Event Conversion (as defined below), the lesser of (i) the price per share to be received by the Company’s then-most Senior equity securities in the applicable transaction, multiplied by the Discount Factor, and (ii) a price per share equal to (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of the applicable Deemed Liquidation Event or Reverse Merger on an as-converted, as-exercised basis (including specifically in such denominator (A) all other shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of such Deemed Liquidation Event or Reverse Merger of all other securities that are then so convertible into and/or exercisable for such Common Stock (excluding shares issuable upon conversion of the Note), whether or not then subject to vesting or other conditions upon such conversion or exercise), but specifically excluding (i) equity securities reserved for issuance under the Company’s equity incentive or similar plans which are not then underlying any promised or outstanding equity grants and (ii) the Post-Money Note Conversion Shares with respect to such Conversion, and (B) all other promised grants of Common Stock to any Person, but specifically excluding from this clause (y) any outstanding or promised securities that (1) do not receive consideration in the applicable Deemed Liquidation Event or Reverse Merger and (2) are extinguished or cancelled without being substituted for, exchanged or converted into securities of the acquirer or successor, as applicable, in such Deemed Liquidation Event or Reverse Merger; and
(e) with respect to a Qualified IPO Conversion (as defined below), the lesser of (i) a price per share equal to the per-share selling price at which Common Stock is issued to the public in a Qualified IPO multiplied by the Discount Factor, and (ii) a price per share equal to the quotient of (x) $400 million, divided by (y) the number of shares of Common Stock outstanding as of the closing of such Qualified IPO on an as-converted, as-exercised basis (including specifically in such denominator (A) all shares of Common Stock issuable upon the assumed conversion and/or exercise as of the closing of the Qualified IPO (and immediately prior to the conversion of the Note) of all securities (outstanding or promised) that are convertible into or exercisable for Common Stock, whether or not issuable, convertible or then subject to vesting or other conditions upon such conversion or exercise; but excluding the Post-Money Note Conversion Shares with respect to such Conversion and (B) without duplication, all securities reserved for issuance under the Company’s equity incentive plans, excluding any increase thereto contemplated in connection with the Qualified IPO and excluding shares of Common Stock issued by the Company in the Qualified IPO and excluding specifically in such denominator any securities issued pursuant to a private placement consummated concurrently upon the closing of the Qualified IPO).”
4.    Amendment to Section 4 (‘Note Pari Passu; Application of Payments’).  Section 4 of the Note shall be amended and restated in its entirety to read as follows:
“4.    NOTE PARI PASSU; APPLICATION OF PAYMENTS. The Note shall be senior in right of payment to any equity securities of the Company and any existing and future obligations of the Company expressly subordinated in right of payment to the Note and at least pari passu in right of payment with all other unsecured, unsubordinated obligations of the Company, except as otherwise required by applicable law. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and the 2020 Notes and all interest hereon and thereon shall be pari passu in right of payment and in all other respects to the 2020 Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the 2020 Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the 2020 Notes and shall pay such amounts held in trust to such other holders upon demand by such holders. Subject to Section 6 and the foregoing provisions of this Section, all payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. If after all applications of such payments have been made as provided in this Section, then the remaining amount of such payment that are in either case in excess of the Balance of the outstanding Note, shall be returned to the Company”
5.    Amendment to Section 6.2.4 (‘Extraordinary Event Conversion’).  Section 6.2.4 of the Note shall be amended and restated in its entirety to read as follows:
“6.2.4    Extraordinary Event Conversion. If at any time while any Balance remains outstanding, the Company effects a Deemed Liquidation Event (without regard to any waiver of the treatment of a particular transaction or series of related transactions as a Deemed Liquidation Event pursuant to the terms of the Charter) or a Reverse Merger, Holder may elect in writing to convert all (but not less than all) of the Balance of the Note then outstanding into Conversion Shares at the applicable Conversion Price contingent upon the completion of such Deemed Liquidation Event or Reverse Merger (such conversion, the “Extraordinary Event Conversion”). The Company agrees that it shall give Holder at least ten (10) days advance notice of the anticipated closing of such Deemed Liquidation Event transaction or Reverse Merger (the “Deemed Liquidation Event Notice”). After receiving a Deemed Liquidation Event Notice, Holder shall make any such election by delivering written notice to the Company no later than three (3) days before the anticipated closing of the Deemed Liquidation Event or the Reverse Merger as stated in such Deemed Liquidation Event Notice, and if such notice is timely made, the Extraordinary Event Conversion shall be deemed to have occurred immediately prior to effectiveness of the Deemed Liquidation Event or the Reverse Merger. If Holder does not timely deliver to the Company such written notice with respect to a Deemed Liquidation Event only, then the conversion right under this Note shall terminate upon the closing of such Deemed Liquidation Event.”
6.    Amendment to Section 9.3 (‘Transfer’).  Section 9.3 of the Note shall be amended and restated in its entirety to read as follows:
“9.3    Transfer.  The rights and obligations under this Note, and any rights or obligations applicable to Holder that are set forth in the Purchase Agreement, may be transferred without any restriction to any Affiliate of the original Holder of this Note, subject to compliance with applicable securities laws. For the avoidance of doubt, the restriction on transfer set forth in this Section 9.3 shall again apply to any subsequent Holder or other transferee with respect to any subsequent transfer of any rights or obligations of this Note and/or the rights and obligations set forth in the Purchase Agreement, to any Person other than an Affiliate of the original Holder of this Note. The rights and obligations of the Company and Holder under this Note and the other Financing Documents shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators, transferees and assigns. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.”

7.    Continued Validity of Note.  Except as specifically amended hereby, the Note shall remain in full force and effect as originally constituted.
8.    Entire Agreement.  This Amendment embodies the entire understanding between the Company and the Investor with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both the Company and the Investor.
9.    Successors and Assigns.  The terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successor and assigns of the parties.
10.    Governing Law.  This Amendment shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within the State of Delaware, without reference to principles of conflict of laws or choice of laws.
11.    Execution.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

INHIBRX, INC.

By:	/s/ Mark Lappe
Name:	Mark Lappe
Title:	CEO

SIGNATURE PAGE TO INHIBRX, INC.
AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

INVESTOR:

DRAGSA 50 LLC

By: Viking Global Investors LP Its: Non-Member Manager

By:	/s/ Matthew Bloom
Name:	Matthew Bloom
Title:	Associate General Counsel

SIGNATURE PAGE TO INHIBRX, INC.
AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

Schedule A
Convertible Promissory Note

Investor	Principal Amount	Date Issued
DRAGSA 50 LLC	$40,000,000.00	5/20/2019